UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): January 26, 2012

AMERICAN STRATEGIC MINERALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171214	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31161 Hwy. 90 Nucla, Colorado		81424
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

            On January 31, 2012, American Strategic Minerals Corporation, a Nevada corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”) with respect to the Share Exchange Agreement, dated as of January 26, 2012, by and among the Company, American Strategic Minerals Corporation, a Colorado corporation (“Amicor”) and the shareholders of Amicor (the “Amicor Shareholders”) whereby the Amicor Shareholders transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for shares of common stock of the Company. Such transaction caused Amicor to become a wholly-owned subsidiary of the Company. Following the exchange, the Company succeeded to the business of Amicor as its sole line of business.  The Company is filing this amendment to the Form 8-K in order to address the comments of the Staff of the SEC as set forth in its letter dated February 27, 2012.  This amendment to the Form 8-K does not incorporate the Company’s Current Report on Form 8-K filed on February 3, 2012 or the Company’s Current Report on Form 8-K filed on February 15, 2012.

CURRENT REPORT ON FORM 8-K

AMERICAN STRATEGIC MINERALS CORPORATION

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On November 25, 2011, the board of directors of American Strategic Minerals Corporation, a Nevada corporation, (the “Company”, “we”, “us” or “our”) authorized a 1.362612612 for one forward split in the form of a dividend, whereby an additional 0.362612612 shares of common stock, par value $0.0001 per share (the “Common Stock”), were issued for each one share of Common Stock held by each shareholder of record on December 9, 2011.  All share amounts referenced in this Current Report on Form 8-K have been adjusted to reflect the number of shares of Common Stock on a post-dividend/post-split basis.   On December 7, 2011, we filed an amendment to our articles of incorporation in order to (i) change our name to “American Strategic Minerals Corporation” from “Verve Ventures, Inc.”, (ii) increase the authorized capital stock of the Company to 250,000,000 shares, consisting of 200,000,000 shares of Common Stock and 50,000,000 shares of “Blank Check” Preferred Stock, and (iii) change the par value of the capital stock of the Company to $0.0001 per share from $0.001 per share.

The Share Exchange

On January 26, 2012, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with American Strategic Minerals Corporation, a Colorado corporation (“Amicor”) and the shareholders of Amicor (the “Amicor Shareholders”).  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on January 26, 2012, the Amicor Shareholders (nine persons) transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for an aggregate of 10,000,000 shares of the common stock of the Company.  Such exchange caused Amicor to become a wholly-owned subsidiary of the Company.  Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s Common Stock with an exercise price of 0.50 per share (the “Share Exchange Warrants”).  The Share Exchange Warrants may be exercised on a cashless basis after 12 months from the date of issuance in the absence of an effective registration statement covering the resale of the shares of Common Stock underlying the Share Exchange Warrants.  Prior to the acquisition of Amicor by the Company, Amicor acquired certain mining and mineral rights from the Amicor Shareholders and is primarily involved in uranium exploration and development, as further described herein.

On January 26, 2012, contemporaneously with the Exchange Agreement, we also entered into an Option Agreement (the “Option Agreement”) with Pershing Gold Corporation (formerly Sagebrush Gold Ltd.), a Nevada corporation (“Pershing”) pursuant to which we obtained the option (the “Pershing Option”) to acquire certain uranium exploration rights and properties held by Pershing (the “Pershing Properties”), as further described herein.  In consideration for issuance of the Pershing Option, we issued to Pershing (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions (the “Note”), expiring six months following issuance and (ii) 10,000,000 shares of our Common Stock (collectively, the “Option Consideration”).  Pursuant to the terms of the Note, upon the closing of a private placement in which the Company receives gross proceeds of at least $5,000,000 (within six months of the closing of the Exchange Agreement), then the Company shall repay $500,000 under the Note.  Additionally, upon the closing of a private placement in which the Company receives gross proceeds of at least an additional $1,000,000 (within six months of the closing of the Exchange Agreement), the Company shall pay the outstanding balance under the Note.  The Note does not bear interest.  The Option is exercisable for a period of 90 days following the closing of the Exchange Agreement, in whole or in part, at an exercise price of Ten Dollars ($10.00) for any or all of the Pershing Properties.  In the event the Company does not exercise the Pershing Option, Pershing will retain all of the Option Consideration.  On January 26, 2012, in conjunction with the closing of the Private Placement (as described further herein), the Company paid $500,000 towards the Note.  The Company’s intends to undertake additional investigation concerning the Pershing Properties prior to making a determination to exercise the Option, and to conduct further due diligence.  Accordingly there can be no assurance the Company will acquire any or all of the Pershing Properties.  The Pershing Properties consist of certain uranium assets and rights acquired by Pershing from Continental Resources Group, Inc. (formerly named American Energy Fields, Inc.) (“Continental”) on July 22, 2011, a uranium exploration and development company, and primarily consist of certain state leases and federal unpatented mining claims in California known as the Coso property in Inyo County, Artillery Peak, in western north-central Arizona, Blythe, in Riverside County, California and Prospect Uranium, in North Dakota.  Prior to the exercise of the Option, Pershing shall retain the right to explore, develop or operate on any of the Pershing Properties and the Company will assume all costs and expenses associated with the Pershing Properties following exercise of the option.

Pursuant to the terms and conditions of the Share Exchange:

•   At the closing of the Share Exchange, each share of Amicor’s common stock issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for the right to receive shares of our common stock. Accordingly, an aggregate of 10,000,000 shares of our common stock were issued to the Amicor Shareholders.  Additionally, certain of the Amicor Shareholders received Share Exchange Warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share.

•   The Company purchased an option to acquire certain uranium properties exercisable for 90 days in consideration for (i) the issuance of a promissory note in the aggregate principal amount of $1,000,000, and (ii) 10,000,000 shares of the Company’s common stock issued to Pershing.

•   Upon the closing of the Share Exchange, Andrew Uribe resigned as the Company’s sole officer and director and simultaneously with the effectiveness of the Share Exchange, George Glasier was appointed as the Company’s Chief Executive Officer, President and Chairman, Michael Moore was appointed as the Company’s Chief Operating Officer and Kathleen Glasier was appointed as the Company’s Secretary and a new board of directors was appointed.  The new board of directors consists of: George E. Glasier, David Rector, David L. Andrews, Joshua Bleak, Kyle Kimmerle and Stuart Smith.

•   On January 26, 2012, we sold 10,029,930  shares of our common stock at a purchase price of $0.50 per share in a private placement to accredited investors, resulting in aggregate gross proceeds to the Company of $5,014,965 (the “Private Placement”), which includes an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Share Exchange which was converted into an aggregate of 200,000 shares of Common Stock in the Private Placement and an aggregate of $75,000 in debt owed by Amicor which was converted into an aggregate 150,000 shares of Common Stock in the Private Placement.  On January 30, 2012, the Company sold an additional 600,000 shares of Common Stock in the Private Placement with gross proceeds to the Company of $300,000 for total gross proceeds to the Company of $5,314,965.

•   6,500,000 additional warrants were issued to certain of our officers, directors and consultants with an exercise price of $0.50 per share.

•  Immediately following the closing of the Share Exchange and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”),  we transferred all of our pre-Share Exchange assets and liabilities to our newly formed wholly-owned subsidiary, Verve Holdings, Inc. (“SplitCo”).  Pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), we transferred all of the outstanding capital stock of SplitCo to certain of our former shareholders in exchange for the cancellation of 4,769,144 (post-split) shares of our Common Stock that they owned (the “Split-Off”), with 7,500,000 (post-split) shares of our common stock held by persons who acquired such shares prior to the Share Exchange remaining outstanding.  These 7,500,000 shares (as adjusted for our November 25, 2011 forward split) were previously registered pursuant to a Registration Statement on Form S-1 that was declared effective on March 9, 2011.   Accordingly, following the Split-Off, 7,500,000 shares will constitute our “public float” and will be our only shares that have been registered for resale under the Securities Act of 1933, as amended (the “Securities Act”) and until additional shares will have been registered under the Securities Act or an applicable exemption becomes available, such as Rule 144, these shares will be our only shares available for resale and will constitute our public float.

The foregoing description of the Share Exchange and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Option Agreement, which is filed as Exhibit 10.1 hereto, (ii) the form of Note, which is filed as Exhibit 10.2 hereto; (iii) the Share Exchange Agreement, which is filed as Exhibit 10.3 hereto; (iv) the form of Warrant, which is filed as Exhibit 10.4 hereto, (v) the Conveyance Agreement, which is filed as Exhibit 10.5 hereto; and (vi) the Stock Purchase Agreement, which is filed as Exhibit 10.6 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Subscription Agreement filed as Exhibit 10.7 hereto, which is incorporated herein by reference.

The Company entered into agreements with certain consultants, including GRQ Consultants, Inc., pursuant to which such consultants will provide certain services to the Company in consideration for which the Company sold to the consultants warrants to purchase an aggregate of 3,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share (the “Consulting Warrants”) for an aggregate purchase price of $350.   The services provided by GRQ Consultants, Inc. include introductions to banking relationships, consulting on strategic acquisitions and advice on capital restructuring.  The Consulting Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission.

The Company issued warrants to purchase an aggregate of 2,700,000 shares of Common Stock at an exercise price of $0.50 per share to Joshua Bleak, David Rector, Stuart Smith and George Glasier, as directors of the Company (the “Director Warrants”). The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Mr. Smith, Mr. Rector and Mr. Bleak vest in three equal annual installments with the first installment vesting one year from the date of issuance.  The Director Warrant issued to Mr. Glasier is immediately exercisable.

Barry Honig, who resigned as Chairman of Pershing on February 9, 2012, is the owner of GRQ Consultants, Inc.  Mr. Honig remains a director of Pershing.  GRQ Consultants, Inc. 401(k), which is also owned by Mr. Honig, purchased an aggregate of $500,000 of shares of Common Stock in the Private Placement.  The Company also issued a ten-year warrant to purchase an aggregate of 300,000 shares of Common Stock with an exercise price of $0.50 per share to Daniel Bleak, an outside consultant to the Company, which vests in three equal annual installments with the first installment vesting one year from the date of issuance (the “Additional Consulting Warrant”).  The Additional Consulting Warrant is exercisable on a cashless basis after twelve months in the absence of an effective registration statement covering the resale of the shares of Common Stock underlying the Additional Consulting Warrant.  Daniel Bleak is the father of Joshua Bleak, a member of the Company’s board of directors.  The Company did not enter into a consulting agreement with Mr. Bleak.

The foregoing description of the Additional Consulting Warrant and the Director Warrants issued to Messrs. Bleak, Smith and Rector do not purport to be complete and is qualified in its entirety by reference to the complete text of the Director Warrant, which is filed as Exhibit 10.10 hereto and which is incorporated by reference herein.  The description of the Director Warrant issued to Mr. Glasier is qualified in its entirety by reference to the complete text of the Form of Warrant, which is filed as Exhibit 10.4 hereto and which is incorporated herein by reference.

Following (i) the closing of the Share Exchange, (ii) the closing of the Private Placement for $5,314,965, (iii) the closing of the Option Agreement and (iv) the cancellation of 4,769,144 (post-split) shares in the Split-Off, there were approximately 38,129,930 shares of common stock issued and outstanding.  Approximately 26% of such issued and outstanding shares were held by the Amicor Shareholders, approximately 28% were held by the investors in the Private Placement, approximately 26% were held by Pershing; and approximately 20% were held by existing shareholders of the Company, some of whom were also investors in the Private Placement.

The shares of our Common Stock and the Note issued to Pershing, the shares of Common Stock and the Share Exchange Warrants issued to the Amicor Shareholders in connection with the Share Exchange, the Option, the Consulting Warrants, the Additional Consulting Warrant, the Director Warrants and the shares of Common Stock issued to the investors in the Private Placement were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder  Certificates representing these securities will contain a legend stating the restrictions applicable to such shares.

Changes to the Business.   We intend to carry on the business of Amicor (and the business of the Pershing Properties, upon exercise of the Pershing Option, if exercised) as our sole line of business.  Upon the closing of the Share Exchange, we relocated our executive offices to 31161 Hwy. 90, Nucla, CO 81424.

Accounting Treatment. The Share Exchange is being accounted for as a reverse-merger and recapitalization. Amicor is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of Amicor and will be recorded at the historical cost basis of Amicor, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and Amicor, historical operations of Amicor and operations of the Company from the closing date of the Share Exchange.

Tax Treatment; Small Business Issuer. The Share Exchange is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

  Following the Share Exchange, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Corporate Information

American Strategic Minerals Corporation (“Amicor”) was incorporated in the state of Colorado on April 30, 2011.  As used in this Current Report on Form 8-K, all references to “we”, “our” and “us” for periods prior to the closing of the Share Exchange refer to Amicor as a privately owned company, and for periods subsequent to the closings of the Share Exchange, refer to the Company and its subsidiaries (including Amicor).

Description of Current Business

General

We are primarily engaged in the acquisition and exploration of properties that may contain uranium mineralization in the United States.   Our target properties are those that have been the subject of historical exploration.  We have not begun operations at any of our target properties.

Cutler King

The Cutler King Property consists of a Mining Lease covering 3 unpatented mining claims on Bureau of Land Management (“BLM”) land in San Juan County, Utah.  The Mining Lease gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, Amicor is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the upatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to San Juan County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require Amicor to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Cutler King ore body is located on the northwestern flank of Big Indian Valley, in the prolific Lisbon Valley District, in northern San Juan County, Utah.  Uranium mineralization is hosted in tilted (~6o) fluvial arkosic sandstones and siltstones of the Late Permian Cutler Formation.  Mineralization is primarily oxidized uranium minerals which migrated down dip from adjacent high-grade deposits in the overlying Triassic, resulting in very thick and continuous mineralization.  Depth to mineralization ranges from 700 to 900 feet below surface.

The Cutler King ore body was discovered by Homestake Mining Company by surface drilling from 1978 to 1982.  It is north and adjacent to large prolific mines including the Far West, Alice, Small Fry and La Sal II.  Depressed market conditions halted drilling activities prior to delineating the full extent of the ore body.  The Cutler King ore body was never subject to extractive operations and never generated revenue.

Based on past drilling, there are 54 existing mineable grade intercepts with additional mineralization possible in all directions.

The Cutler King Property is accessed by taking UT Highway 46 near Lasal, Utah, turning south onto UT Highway 113 (Lisbon Valley Road), and continuing 5.0 miles.  Turn west onto Homestake Road, continue .9 miles to proposed shaft site.  The Cutler King is easily accessible year round via 2-wheeldrive vehicle.

Dunn

The Dunn Property consists of two separate mining leases, one of which covers 7 unpatented mining claims on BLM land, and the other lease encompassing 1,520 acres of land owned by J. H. Ranch, Inc. including both the mineral and the surface estate.  The Dunn Property was never subject to extractive operations and never generated revenue.

The J. H. Ranch Lease.  On December 28, 2011, Amicor became the Lessee of 1,520 acres of land owned by J. H. Ranch, Inc. (the “Lessor”) under a Lease Assignment/Acceptance Agreement (the “Lease Assignment”) in which Nuclear Energy Corporation LLC assigned all of its rights in a lease (the “Lease”) with J. H. Ranch, Inc., to Amicor for consideration of $99,474 secured by a promissory note in favor of Nuclear Energy Corporation LLC.

The Lease was originally executed on October 21, 2011 between the Lessor and Nuclear Energy Corporation LLC.  Upon Amicor’s assumption of the position of Lessee, Amicor has the right to explore for, extract, transport, and dispose of all uranium, thorium, vanadium, and all minerals occurring in association therewith on the Property, with the exclusive right to enter and occupy the surface of the Property for those purposes.  The term of the Lease is for 20 years or for so long thereafter that the Lessee complies with the terms of the Lease.

For the first five years of the lease, Amicor is required to pay to J. H. Ranch, Inc. the following annual lease payments, each due 30 days after each anniversary of execution of the Lease:  (1) $43,750 within 30 days after execution of the agreement (already paid by Nuclear Energy, and included in the $99,474 due under the Lease Assignment); (2) $42,500; (3) $70,000; (4) $87,500; (5) $87,500.  Beginning with the fifth anniversary, Amicor must pay $10 for each acre of land in the Lease.  In addition to the lease payments, Amicor is required to pay an advanced royalty, each due 30 days after each anniversary of execution of the Lease, in the following amounts:  (1) $43,750 within 30 days after execution of the agreement (already paid by Nuclear Energy, and included in the $99,474 due under the Lease Assignment); (2) $42,500; (3) $70,000; (4) $87,500; (5) $87,500.  Amicor is also required to pay a production royalty of 6.25% of the fair market value (defined in the agreement) of all crude ores containing uranium, vanadium, thorium, and all related minerals mined, shipped, or sold from the leased premises.  For each year that an advanced royalty is due, the advanced royalty will be credited against the production royalty.  When production royalty payments equal the cumulative amount due to the Lessor as advanced royalty payments, the production royalty shall increase to 12.5% of the fair market value of all crude ores containing uranium, vanadium, thorium, and all related minerals mined, shipped, or sold from the leased premises.

Additionally, Amicor is required to pay to the Lessor a one time damage payment of $2,000 for each acre of land that is rendered permanently unusable for farming or grazing as a result of Amicor’s mining activities, $200 for each drill site constructed, and $500 for each ventilation borehole constructed.

BLM Land.  The Mining Lease covering the unpatented mining claims gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, Amicor is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

The Dunn Property is located in eastern San Juan County, Utah, in the heart of the prolific Sage Plain Mining District.  Uranium/vanadium mineralization at the Dunn is hosted in thick, flat lying fluvial sandstones in the upper rim of the Late Jurassic Salt Wash Member of the Morrison Formation.  Depth to mineralization ranges from 640 to 700 feet below surface.

Mineralization at the Dunn Property was originally discovered by Gulf Oil Corporation in 1967. The property was subsequently acquired by Atlas Minerals in the 1970’s.  By 1981, Atlas had delineated a significant enough resource to justify constructing a 4,000-foot decline.  The decline successfully reached the western boundary of the ore body, but before any ore could be shipped Atlas ceased operations in 1983 when diverted by financial setbacks which forced their full attention on operations at the Velvet Mine.

Based on past drilling, there are 94 existing mineable grade intercepts.  The Dunn is attractive from the standpoint that it is located in the prolific Sage Plain District, and the past drilling is open to the north, east, and south.  Initial operations at the Dunn include refurbishing the existing decline that terminates at the ore body, commencing production within the historic drilling area and completing a drilling program in the open areas adjacent to the past drilling.

Access to the Dunn Property is via U.S. Highway 491 at the intersection with the southern extent of West Summit Road (San Juan County Road 313) which is paved and well maintained year round.  West Summit Road accesses the project 10.8 miles north of U.S. Highway 491 and provides year round access to an intersection with a private, graveled road which then passes over Amicor 's leased lands, ending at the Dunn portal after 2.1 miles.

Centennial-Sun Cup

The Centennial-Sun Cup Property consists of a Mining Lease covering 42 unpatented mining claims on BLM land in San Miguel County, Colorado.  The Mining Lease gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, Amicor is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the upatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to San Miguel County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require Amicor to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is  planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Centennial-Sun Cup mine complex (CSC) is situated along the northern limb of the Dolores Anticline in western San Miguel County, Colorado, within the Uravan Mineral Belt.  Uranium and vanadium mineralization occurs within the gently dipping upper and middle rim fluvial sandstones of the Late Jurassic Salt Wash Member of the Morrison Formation at an average depth of 320 feet below surface.

North American Uranium Corporation initially discovered the Sun Cup deposit in the late 1960s, and full scale production commenced in 1970.  The nearby Centennial deposit to the southwest of the Sun Cup Mine was discovered by Minerals Recovery Corporation (“MRC”), a division of Wisconsin Public Service, in the mid-1970s.  Surface and underground exploration showed that the mines intercepted the same mineralization and further mining connected the workings into one of the largest and most productive Salt Wash mines in Colorado.

Due to depressed uranium prices, MRC’s large scale operations at the mine ceased in the mid-1980s, whereby B-Mining Company (“BMC”) of Nucla, Colorado acquired the property in the mid-1980s and mined periodically until 1999.

Based on past drilling, there are 86 mineable grade intercepts. The underground workings are in excellent condition, and can accommodate near-term and low-cost production.  Potential for resource growth at the Centennial-Sun Cup Property is very high and would likely focus in and around the vicinity of the Centennial II, a neighboring ore body which is open in all directions.  The Centennial-Sub Cup property was subject to extractive operations and has generated revenue in the past.

The Centennial claims overlap San Miguel County Road 16R 7 miles after 16R intersects with State Highway 141 near the center of Disappointment Valley.  Branching from 16R, several year round 2-wheel drive accessible roads lead to the various mine openings, and hundreds of drilling and exploration roads transect the claims.

Bull Canyon

The Bull Canyon Property consists of a Mining Lease of 2 unpatented mining claims in Montrose County, Colorado.  The Mining Lease gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, Amicor is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Montrose County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require Amicor to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Bull Canyon Property is located along the rim of Bull Canyon in western Montrose County, Colorado within the Uravan Mineral Belt.  Uranium and vanadium mineralization is hosted in flat lying fluvial sandstones in the middle rim of the Late Jurassic Salt Wash Member of the Morrison Formation.  Ore grade mineralization associated with the property occurs in outcrop on the canyon rim, and mineralization away from the canyon wall ranges from 80 to 150 feet below the surface.

The original discovery of the Bull Canyon ore body was by B-Mining Company of Nucla, Colorado in the early 1970s.

Based on past drilling, there are 14 existing mineable grade intercepts.  The ore body is open in every direction away from the canyon rim, and is a prime target for resource expansion via low-cost, shallow drilling.  Production at Bull Canyon would be a near-term, low-cost operation with immediate ore production at the outcrop.  The Centennial-Sub Cup property was never subject to extractive operations and never generated revenue.

To access the Bully Canyon Property, begin at highway junction Highway 145-Highway 141 and Highway 90 turn left on Highway 90 and continue 7 miles. Turn left on Montrose County DD19 RD, continue 4 miles. Turn right on Montrose County FF 16 RD, continue 1 mile. Turn left on Montrose County GG16 RD continue 5 miles and make a left and continue 1 mile to the mine. The road is maintained by the County and is accessible via 2-wheeldrive access, except the last mile is with 4-wheeldrive access.

Martin Mesa

The Martin Mesa Property consists of a Mining Lease covering 51 unpatented mining claims on BLM land in Montrose County, Colorado.  The Mining Lease gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, Amicor is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Montrose County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require Amicor to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

Martin Mesa is located on the northern flank of the Paradox Valley anticline, in Montrose County, Colorado in the heart of the Uravan Mineral Belt.  Mineralization is hosted in fluvial sandstones in the upper, middle, and lower rims of the Late Jurassic Salt Wash Member of the Morrison Formation.  Martin Mesa has multiple mineralized areas that are very shallow and are easily accessible from the rim outcrop.  Depth to mineralization ranges from 80 to 300 feet from surface.

Martin Mesa was mined from 1915 through the 1920s for vanadium and radium, then again in the late 1930s in support of the Manhattan Project through the late 1950s, after which no mining has occurred to date.  Drilling has taken place on the property from the 1940s through 2009 comprising over 400 drill holes on 26 of the 51 claims.  The long history of drilling has resulted in the delineation of multiple areas of mineralization.  Lake Side Monarch, Vanadium Corporation of America, General Electric, Denver Mineral Exploration Corporation, Minerals Recovery Corporation, Dolores Bench Exploration and Mining Company, and Zenith Minerals have all leased the property and conducted exploration at the property.  The Martin Mesa property was subject to extractive operations and has generated revenue in the past.

Based on past drilling, there are over 50 existing mineable grade intercepts.  Martin Mesa's shallow mineralization near the rim outcrop also allows for near-term, low cost production.  Known mineralization is open on all sides away from the rim and additional drilling is anticipated to expand the historic drilling.

The Martin Mesa claims overlap Montrose County Roads T12, T13, and S13, which branch from Montrose County Road R13 2.5 miles after R13 intersects with State Highway 141 near Uravan, Colorado.  All of the county roads are well maintained and allow year round 2-wheeldrive access.

Avalanche/Ajax

The Avalanche/Ajax Property consists of a Mining Lease covering 8 unpatented mining claims on land administered by the BLM and the Manti-LaSal National Forest in San Juan County, Utah.  The Mining Lease gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM and the U.S. Forest Service.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, Amicor is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to San Juan County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require Amicor to either file a Notice of Intent or a Plan of Operations with the U.S. Forest Service, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the Forest Service.

The Avalanche/Ajax is located in central San Juan County, Utah in the Cottonwood Wash Mining District.  Mineralization is hosted in gently dipping fluvial conglomeratic sand lenses of the Early Triassic Shinarump Member of the Chinle Formation.  Depth to mineralization ranges from 40 to 250 feet below surface.

Small private companies produced uranium on this property from the early 1950s through 1976.  In 1976, a 600-foot access drift to the known mineralization was completed.

Based on past drilling, there are over 150 existing mineable grade intercepts. The Avalanche/Ajax is very shallow mineralization targeted for near-term, low cost production.  Very little development work will be required to re-enter the existing workings and initiate production from the same areas that were developed earlier.  The Avalanche/Ajax  property was subject to extractive operations and has generated revenue in the past.

To access the Avalache/Ajax Property, from Utah Highway 95 turn north onto San Juan County Road 228 (Cottonwood Rd), continue 9.3 miles.  Turn North onto San Juan County Rd 268 (North Elk Mountain Rd), continue 9.6 miles to Avalanche Portal.  The road is County maintained from spring to fall.  Depending upon snowfall, 4-wheeldrive may be necessary in winter.

Home Mesa

The Home Mesa Property consists of a Mining Lease covering 9 unpatented mine claims on BLM land in San Juan County, Utah.  The Mining Lease gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.  In order to maintain its rights under the lease, Amicor is required to pay annual BLM maintenance fees, with payment under the lease due 90 days before the BLM’s deadline for payment of such fees, in addition to any other costs associated with holding the unpatented mining claims.

To maintain the unpatented mining claims in good standing with the BLM, annual maintenance fee payments must be made to the BLM, in lieu of annual assessment work, on or before September 1 of each year. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to San Juan County where the claims are located.

With regard to the unpatented mining claims, future exploration drilling will require Amicor to either file a Notice of Intent or a Plan of Operations with the Bureau of Land Management, depending upon the amount of new surface disturbance that is planned.  A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period.  A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work.  A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Home Mesa ore body is located in western San Juan County, Utah, four miles north of the Deer Flat Mining District.  Mineralization is hosted in flat lying fluvial conglomeratic sand lenses of the Early Triassic Shinarump Member of the Chinle Formation.  Depth to mineralization is 80 feet below surface.

In 1976 Plateau Resources started a comprehensive exploration program that was completed in1984.

Based on past drilling, there are 93 existing mineable grade intercepts.    Home Mesa should be a near-term, low cost producer.  Mining will require a 500-foot decline for access to the main areas of mineralization.  The Home Mesa property was never subject to extractive operations and has never generated revenue in the past.

To access the Home Mesa Property, from Utah Highway 95 near Natural Bridges; turn north onto Utah Highway 275, continue .6 miles.  Turn north onto San Juan County Road 268 (South Elk Mountain Rd), continue 7.9 miles.  Turn left onto San Juan County Road 256 (Wooden Shoe Rd), continue 13.8 miles to Home Mesa Claims.  The road is County maintained from spring to fall.  Depending upon snowfall, 4-wheeldrive may be necessary in winter.

THE FOLLOWING DESCRIPTIONS OF PERSHING PROPERTIES SUBJECT TO THE OPTION AGREEMENT MAY NOT BE ACQUIRED UNLESS THE OPTION AGREEMENT IS EXERCISED BY THE COMPANY:

COSO

The Coso property is located in Inyo County, California on the western margin of the Coso Mountains, 32 miles (51 km) south by road of Lone Pine in Inyo County, California, 150 miles (241 km) northeast by road to Bakersfield, CA, 187 miles (300 km) north by road of Los Angeles, CA, and 283 miles (455 km) west by road of Las Vegas, Nevada.  The Coso Project is accessible from U.S. highway 395 by taking the Cactus Flat road, an unimproved road for about 3 to 4 miles east of the highway, and climbing approximately 500 to 1200 feet above the floor of Owens Valley.  Green Energy Fields, Inc., the wholly owned subsidiary of Continental Resources Acquisition Sub, Inc., which is the wholly owned subsidiary of Pershing (“Green Energy “) acquired the project on November 30, 2009 from NPX Metals, Inc., a Nevada Corporation.  The 97% net revenue interest is the result of the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of November 30, 2009.  Under the terms of the agreement, NPX Metals, Inc. retained a 3% net smelter return royalty interest in the Coso Property, leaving a 97% net revenue interest to Green Energy.

The Coso property consists of 169 Federal unpatented lode mining claims on Bureau of Land Management ("BLM") land totaling 3,380 acres, and 800 State leased acres, in Inyo County, California.  The unpatented mining claims overlie portions of sections 12, 13, 24, 25, 26, 35, and 36 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian), sections 13, 24, and 25 of Township 20 South, Range 37 1/2 East (Mount Diablo Base & Meridian), sections 1 and 12 of Township 21 South, Range 37 East (Mount Diablo Base & Meridian), and sections 6 and 7 of Township 21 South, Range 37 1/2 East (Mount Diablo Base & Meridian).  The state lease covers portions of section 6 of Township 20 South, Range 37 East (Mount Diablo Base & Meridian) and section 36 of Township 20 South, Range 37 1/2 East (Mount Diablo Base & Meridian).  To maintain the Coso mining claims in good standing, we must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140.00 per claim per year, plus a recording cost of approximately $50 to Inyo County where the claims are located.  With regard to the unpatented lode mining claims, future exploration drilling at the Coso Project will require us to either file a Notice of Intent or a Plan of Operations with the BLM , depending upon the amount of new surface disturbance that is planned. A Notice of Intent is for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period. A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

The Coso property and the surrounding region is located in an arid environment in the rain shadow of the Sierra Nevada mountains.  The property is located near the western margin of the Basin and Range province, a large geologic province in western North America characterized by generally north-south trending fault block mountain ranges separated by broad alluvial basins.  The geology of the area includes late- Jurassic granite bedrock overlain by the Coso Formation, which consists of interfingered gravels, arkosic sandstone, and rhyolitic tuff.  The Coso Formation is overlain by a series of lakebed deposits and volcanic tuffs.

Uranium mineralization at the Coso Property occurs primarily as disseminated deposits in the lower arkosic sandstone/fanglomerate member of the Coso Formation and along silicified fractures and faults within the granite.  Uranium mineralization appears to have been deposited by hydrothermal fluids moving along fractures in the granite and the overlying Coso Formation.  Mineralization is often accompanied by hematite staining, silicification, and dark staining from sulfides.  Autinite is the only positively identified uranium mineral in the area.  The main uranium anomalies are found within the basal arkose of the lower Coso Formation and the immediately adjacent granitic rocks.

Uranium exploration has been occurring in the area since the 1950s by a number of mining companies including Coso Uranium, Inc., Ontario Minerals Company, Western Nuclear, Pioneer Nuclear, Federal Resources Corp., and Union Pacific / Rocky Mountain Energy Corp.  Previous uranium exploration and prospecting on the Coso property includes geologic mapping, pitting, adits, radon cup surveys, airborne geophysics and drilling.   Our preliminary field observations of the geology and historical working appear to corroborate the historical literature.  These historical exploration programs have identified specific exploration targets on the property.  All previous work has been exploratory in nature, and no mineral extraction or processing facilities have been constructed.  The exploration activities have resulted in over 400 known exploration holes, downhole gamma log data on the drill holes, chemical assay data, and airborne radiometric surveys, and metallurgical testing to determine amenability to leaching.

The property is undeveloped, and there are no facilities or structures.  There are a number of adits and trenches from previous exploration activities, as well as more than 400 exploration drillholes.

The last major exploration activities on the Coso Property occurred during a drilling campaign in the mid-1970s.  To date, Green Energy has conducted field reconnaissance and mineral sampling on the property, but has not conducted any drilling or geophysical surveys.

Power is available from the Mono Power Company transmission lines, which parallel U.S. highway 395.  To date, the water source had not yet been determined.

With regard to the state mineral prospecting permit, Green Energy is currently authorized to locate on the ground past drill holes, adits, trenches and pits, complete a scintilometer survey, and conduct a sampling program including a bulk sample of 1,000 pounds for leach test.  Green Energy is not currently authorized to conduct exploration drilling on the state mineral prospecting permit.   Future drilling on the state mineral prospecting permit will require the filing of environmental documentation under the California Environmental Quality Act.

The Coso Property does not currently have any reserves. All activities undertaken and currently proposed at the Coso Property are exploratory in nature.

NPG GROUP - 189 Unpatented Lode Mining Claims, 1 State Lease
NPG Claim Boundary
State Lease Boundary
MAP - 7.5' TOPO - HAWEE RESERVOIR
- 30' X 60' - DARWIN HILLS
LOCATION MAP
COSO URANIUM PROJECT
INYO COUNTY,
CALIFORNIA
COSO
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FEBRUARY 2010
1 Mile
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ARTILLERY PEAK

The Artillery Peak Property is located in western north-central Arizona near the southern edge of Mohave County. Green Energy’s claim group is composed of a total of 86 unpatented contiguous mining claims in Sections 22, 26, 27, 35, and 36 of Township 12 North, Range 13 West, Gila & Salt River Base & Meridian covering 1,720 acres of land managed by the BLM.

On April 26, 2010, Green Energy Fields acquired a 100% interest (minus a 4% net smelter royalty interest) in 86 unpatented lode mining claims, located in Mohave county, Arizona for $65,000 in cash and 200,000 shares of common stock.

To maintain the Artillery Peak mining claims in good standing, Green Energy must make annual maintenance fee payments to the BLM, in lieu of annual assessment work. These claim fees are $140.00 per claim per year, plus minimal per claims cost of approximately $10 to $15 per claim recording fees to Mohave County where the claims are located.

The Artillery Peak Property is subject to an agreement to pay a net smelter return royalty interest of 4%. To date, there has been no production on the Property, and no royalties are owed. The claims are not subject to any other royalties or encumbrances.

The Artillery Peak Property lies within the Date Creek Basin, which is a region well known for significant uranium occurrence.  Uranium exploration has been occurring in the Artillery Peak region since the 1950’s by a number of exploration and mining entities. Radioactivity was first discovered in the Date Creek Basin area by the U.S. Atomic Energy Commission in 1955 when a regional airborne radiometric survey was flown over the area. The Artillery Peak Property was first acquired by Jacquays Mining and first drilled in 1957. Subsequently the Property was acquired by Hecla Mining (1967), Getty Oil (1976) with a joint venture with Public Service Co of Oklahoma, Hometake Mining (1976) on adjacent properties to the south, Santa Fe Minerals (also around 1976), and Universal Uranium Limited in 2007.  As of 2007, a total of 443 exploration holes were drilled into the Artillery Peak Property area.

The Artillery Peak uranium occurrences lie in the northwest part of the Miocene-age Date Creek Basin, which extends from the east to the west in a west-southwest direction, and includes the Anderson Uranium Mine.  The uranium anomalies are found primarily within a lacustrine rock unit known as the Artillery Peak Formation.  The uranium bearing sediments are typically greenish in color and are thin-bedded to laminated, well-sorted, sandstone, siltstone and limestone.

A technical report was compiled on October 12, 2010 formatted according to Canadian National Instrument 43-101 standards prepared by Dr. Karen Wenrich, an expert on uranium mineralization in the southwestern United States, and Allen Wells, who performed a mineral resource estimate (as defined by the Canadian Institute of Mining, Metallurgy and Petroleum) based on historical data and the recent 2007 data.

Access to the property is either southeast from Kingman or northwest from Wickenburg along U.S. Highway 93, then following the Signal Mountain Road (dirt) for 30 miles toward Artillery Peak. Road access within the claim block is on unimproved dirt roads that currently are in good condition.  The property is undeveloped, and there are no facilities or structures.

A power line runs northeast to southwest approximately 2 miles to the northwest of the Artillery Peak Property, and power for the Property will be tied to the national power grid. Other than that, no utilities exist on or near the Artillery Peak Project area. The transmission power line runs northwest to southeast along U.S. Highway 93, approximately 30 miles to the east.  The water supply may be provided by drilling in the thick alluvial fill and located only 2-7 miles from the perennial Big Sandy River.

The Artillery Peak Property does not currently have any reserves.  All activities undertaken and currently proposed at the Artillery Peak Property are exploratory in nature.

Artillery Peak, Mohave County, Arizona
Claim Body

1 inch equals 2,446.633333 feet
1:29,362 feet

0 1,200 2,400 3,600 4,800 6,000 ft

AP Group

86 Unpatented Lode Mining Claims

AP Claim Boundary

Location Map
Artillery Peak Uranium Project
Mohave County, Arizona

ARIZONA

FEBRUARY 2011

BLYTHE

The Blythe project is located in the southern McCoy Mountains in Riverside County, California approximately 15 miles west of the community of Blythe.  It consists of 66 unpatented lode mining claims (the NPG Claims) covering 1,320 acres of BLM land.

On November 30, 2009, Green Energy Fields, Inc. acquired a 100% interest (minus a 3% Net Smelter Return Royalty) in the Blythe Property.

The Blythe Property is located in an arid environment within the Basin and Range Province.  The southern McCoy Mountains are composed of Precambrian metasediments, including meta-conglomerates, grits, quartzites and minor interbedded shales.

Uranium mineralization occurs along fractures, in meta-conglomerates and in breccia zones.  Secondary uranium minerals occur on fracture surfaces and foliation planes adjacent to fine veinlets of pitchblende.  Uranium minerals include uraninite (pitchblende), uranophane, gummite and boltwoodite.  It has been reported that the uranium mineralization tends to occur in areas where finely disseminated hematite is present.

Although there are no known intrusive bodies near the property, it is believed that the uranium mineralization could be hydrothermal in origin and genetically related to an intrusive source.  If such a deep-seated intrusive body underlies the property it is possible that larger concentrations of primary uranium ore may exist at depth.

A number of companies have worked on the Blythe uranium property during the 1950s through the 1980s.  Several shipments of ore were reportedly shipped from the property.

The Blythe Property does not currently have any reserves.  All activities undertaken and currently proposed at the Coso Property are exploratory in nature.

UINTA COUNTY (CARNOTITE) URANIUM PROSPECT

The “Uinta County (Carnotite) Uranium Prospect” located on Bureau of Land Management land in Uinta County Wyoming was acquired from Absaroka Stone LLC in May 2011.  Absaroka retains a 1% gross royalty (the “Royalty Payment”) on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  Green Energy has the option to eliminate the obligation of the Royalty Payment by paying Absaroka an aggregate payment of $1,000,000.

The prospect is located in Wyoming’s overthrust belt in a series of vertically-thrust rocks in which uranium and vanadium minerals have been historically reported.  Preliminary observations indicate that the uranium minerals may be the result of hydrothermal deposition in vertical fractures, with ore being found in sandstone, conglomerate, and limestone channels within vertical beds.  Similar characteristics appear to continue over a 20 mile trend that will be the subject of further study.

The Absaroka Property does not currently have any reserves.  All activities undertaken and currently proposed at the Absaroka Property are exploratory in nature.

SECURE ENERGY LLC

Pershing's subsidiaries own an approximate 75% membership interest in Secure Energy LLC.  Secure Energy’s current assets include the following:

1.	Data package including historical exploration data including drill logs, surface samples, maps, reports and other information on various uranium prospects in North Dakota.

2.
Uranium Lease Agreement with Robert Petri, Jr. and Michelle Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

3.
Uranium Lease Agreement with Robert W. Petri and Dorothy Petri dated June 28, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 30: Lots 1 (37.99), 2 (38.13), 3 (38.27), 4 (38.41) and E1/2 W1/2 and SE 1/4.

4.
Uranium Lease Agreement with Mark E. Schmidt dated November 23, 2007.  Location: Township 134 North, Range 100 West of the Fifth Principal Meridian.  Sec. 31: Lots 1 (38.50), 2 (38.54), 3 (38.58), 4 (38.62) and E1/2 W1/2, W1/2NE1/4, SE 1/4.

The uranium lease agreements include the rights to conduct exploration for and mine uranium, thorium, vanadium, other fissionable source materials, and all other mineral substances contained on or under the leased premises.   The leased premises consist of a total of 1,027 acres located in Slope County, North Dakota.

Drill logs from the uranium leases show uranium mineralized roll fronts in sandstone, with uranium mineralization occurring within 350 feet of the surface.  Additional layers of sandstone exist at deeper intervals but have not been cored or logged.

The Prospect Uranium Property does not currently have any reserves.  All activities undertaken and currently proposed at the Prospect Uranium Property are exploratory in nature.

Competition

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims.  Readily available commodities markets exist in the U.S. and around the world for the sale of minerals. Therefore, we will likely be able to sell minerals that we are able to recover.  We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally. We will also be subject to the regulations of the Bureau of Land Management (“BLM”).

We are required to pay annual maintenance fees to the BLM to keep our Federal lode mining claims in good standing. The maintenance period begins at noon on September 1st through the following September 1st and payments are due by the first day of the maintenance period.  The annual fee is $140 per claim.

Future exploration drilling on any of our properties that consist of BLM land will require us to either file a Notice of Intent or a Plan of Operations with the BLM, depending upon the amount of new surface disturbance that is planned. A Notice of Intent is planned for surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period. A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.  For the properties located in Arizona, permits to drill are also required from the Arizona Department of Water Resources (ADWR).

Research and Development

We have not expended funds for research and development costs since inception.

Properties

Upon closing of the Share Exchange, the Company’s principal place of business was located at 31161 Hwy 90, Nucla, CO 81424 in a building owned by Silver Hawk Ltd., a Colorado corporation.  George Glasier, our Chief Executive Officer, President and Chairman is the President and Chief Executive Officer of Silver Hawk Ltd.  The Company leases 2,500 square feet of office space on a month to month basis at a monthly rate of $850 pursuant to a lease effective January 1, 2012.The Company feels these facilities are adequate to meet the Company’s needs.

Employees

As of January 30, 2012, we had one full-time employee who is our Chief Executive Officer and President and no part-time employees.   We believe our employee relations to be good.

Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report on Form 8-K as well as other matters over which we have no control. See “Forward-Looking Statements.” Our actual results may differ materially.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Exploration Stage Companies

We have been in the exploration stage since our formation and have not yet realized any revenues from our planned operations. We have not commenced business operations. We are an exploration stage company as defined in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

We adopted Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for cash, prepaid expenses, accounts payable, accrued expenses, advances payable and notes payable – related party approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Recent Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU No. 2011-04”). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (“ASU No. 2011-05”). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Company’s financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles — Goodwill and Other (Topic 350)” (“ASU No. 2011-08”). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU’s objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company is evaluating the requirements of ASU No. 2011-08 and has not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments.  This update is not expected to have a material impact on the Company's financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

American Strategic Minerals Corporation business began on April 30, 2011. We are still in our exploration stage and have generated no revenues to date.

From Inception on April 30, 2011 to December 31, 2011

Our loss since inception is $109,322. We have not started our proposed business operations and we have no plans to do so until we have sourced additional financing. We incurred operating expenses of $109,322 for the period from inception (April 30, 2011) to December 31, 2011.  Our operating expenses is primarily attributable to the recognition of impairment of mining rights in connection with the execution of a lease assignment agreement between us and an affiliated company for certain mineral rights located in San Juan County, Utah in December 2011. Such costs were impaired as the associated mineral properties do not currently have any identified proven and probable reserves.

LIQUIDITY AND CAPITAL RESOURCES Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2011, we had a cash balance of $129,152 and working capital deficit of $107,822. We have been funding our operations through the issuance of notes payable to an affiliated company and advances from an unrelated party for operating capital purposes.  As of December 31, 2011, our total assets were $152,652 and our total liabilities were $256,974 which consists of accounts payable and accrued expenses of $4,000, notes payable – related party of $152,974 and $100,000 advances payable from an unrelated party.

Our financial statements from inception (April 30, 2011) through the fiscal year ended December 31, 2011 reported no revenues which is not sufficient to fund our operating expenses. At December 31, 2011, we had a cash balance of $129,152 and working capital deficit of $107,822.   We estimate that based on current plans and assumptions that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations for 12 months. We presently have no other alternative source of working capital. We do not have revenues to support our daily operations. We do not anticipate we will be profitable in fiscal year 2012.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Due to adverse financing conditions the company is also seeking strategic alternatives including but not limited to debt instruments, acquisitions and reverse mergers.

Accordingly, our accountants have indicated in their Report of Independent Registered Public Accounting Firm for the year ended December 31, 2011 that there is substantial doubt about our ability to continue as a going concern over the next twelve months from December 31, 2011. Our poor financial condition could inhibit our ability to achieve our business plan.

Operating activities

We have not generated positive cash flows from operating activities. For the period from inception (April 30, 2011) to December 31, 2011, net cash flows used in operating activities was ($29,348) and was primarily attributable to our net loss of $109,322, offset by impairment of mining rights of $99,474, and add back total changes in assets and liabilities of $19,500 due to an decrease in prepaid expenses of $20,000.

Financing activities

For the period from inception (April 30, 2011) to December 31, 2011, net cash provided by financing activities was $158,500 received from sale of common stock to officers of $5,000, proceeds from issuance of note payable-related party of $53,500 and advance payable to an unrelated party of $100,000.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operation, and cash flows.

The following table summarizes our contractual obligations as of December 31, 2011, and the effect these obligations are expected to have on our liquidity and cash flows in future periods:

	Payments Due By Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:
Note payable – related party	$152,974	$152,974	$-	$-	$-
Uranium lease agreements	287,500	42,500	157,500	87,500	-
Royalty agreement – minimum payments	287,500	42,500	157,500	87,500	-

Total Contractual Obligations	$727,974	$237,974	$315,000	$175,000	$-

Uranium Lease Agreements

In November 2011, we entered into several mining lease agreements with our certain officers and affiliated companies owned by our officers (collectively the “Lessors”). Such mining lease agreements grants and leases to us mineral properties located in the County of San Juan, Utah, County of Montrose, Colorado and County of San Miguel, Colorado. The term of the mining lease agreements shall be for the period of 20 years. We are required to pay the annual Bureau of Land Management maintenance fees and other fees required to hold the mineral properties. If we fail to keep or perform according to the terms of this agreement shall constitute an event of default and as such we shall have 10 days after receipt of default notice to make good or cure the default. Upon failure to cure the default, such mining lease agreements shall be terminated by the Lessors. We shall be under no further obligation or liability to the Lessors from and after the termination except for the performance of obligations and satisfaction of accrued liabilities to Lessors or third parties prior to such termination.

In December 2011, we entered into a lease assignment/acceptance agreement with an affiliated company owned by our officers whereby the affiliated company agreed to assign its mineral rights and interests to us under a Surface and Mineral Lease Agreement (the “Agreement”) dated in October 2011 with J.H. Ranch, Inc. (the “Lessor”) located in San Juan County, Utah. We agreed to perform all of the affiliated company’s obligation under the Agreement, including the payment of all lease payments, annual rents, advanced royalties, production royalties and other compensation as defined in the 20 year term Agreement.

The following schedule consists of the lease payment to Lessor based from the Agreement:

Due Date of Lease Payments from October 2011	Amount of Lease Payment
On or before the 30th day after the 1st Anniversary	$42,500
On or before the 30th day after the 2nd Anniversary	$70,000
On or before the 30th day after the 3rd Anniversary	$87,500
On or before the 30th day after the 4th Anniversary as the 5th and final payment	$87,500

We are required under the terms of the Agreement to make annual rent payments commencing on or before the 30th day after the 5th anniversary and each year thereafter and shall pay $10 for each acre of land contained within the lease premises.

The following schedule consists of the advance royalty payments to Lessor based from the Agreement:

Due Date of Advance Royalty Payments from October 2011	Amount of Advance Royalty Payment
On or before the 30th day after the 1st Anniversary	$42,500
On or before the 30th day after the 2nd Anniversary	$70,000
On or before the 30th day after the 3rd Anniversary	$87,500
On or before the 30th day after the 4th Anniversary as the 5th and final payment	$87,500

We shall pay a production royalty of 6.25% of the fair market value of all crude ores containing uranium, canadium and associated and related minerals mined and sold from the leased deposits. When production royalty payments from the sales of ores from the leased premises equal the cumulative amount due to Lessor as advanced royalty payment, we shall pay Lessor 12.5% of the fair market value as defined in the Agreement.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Company

WE HAVE A LIMITED OPERATING HISTORY AND ARE SUBJECT TO THE RISKS ENCOUNTERED BY EARLY-STAGE COMPANIES.

American Strategic Minerals Corporation was formed in the state of Colorado on April 30, 2011.  Because our operating company has limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our business in a manner that enables us to be profitable;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

 Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained herein, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

WE ARE AN EXPLORATION STAGE COMPANY AND HAVE ONLY RECENTLY COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

Our evaluation of our mining claims up to this point is primarily a result of historical exploration data.    Accordingly, we are not yet in a position to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this report. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE DO NOT KNOW IF OUR PROPERTIES CONTAIN ANY URANIUM OR OTHER MINERALS THAT CAN BE MINED AT A PROFIT.

The properties on which we have the right to explore for uranium are not known to have any deposits of uranium which can be mined at a profit. Whether a uranium deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of uranium, which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection.

BECAUSE WE HAVE NOT SURVEYED OUR MINING CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES.

While we have conducted mineral claim title searches, this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the claims boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

WE MAY BE DENIED THE GOVERNMENT LICENSES AND PERMITS WHICH WE NEED TO EXPLORE ON OUR PROPERTY. IN THE EVENT THAT WE DISCOVER COMMERCIALLY EXPLOITABLE DEPOSITS, WE MAY BE DENIED THE ADDITIONAL GOVERNMENT LICENSES AND PERMITS WHICH WE WILL NEED TO MINE ON OUR PROPERTY.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

MARKET FORCES OR UNFORESEEN DEVELOPMENTS MAY PREVENT US FROM OBTAINING THE SUPPLIES AND EQUIPMENT NECESSARY TO EXPLORE FOR URANIUM AND OTHER RESOURCES.

Uranium exploration, and resource exploration in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION WHICH INCLUDES A STATEMENT DESCRIBING A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

As described in our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

Laws and regulations govern the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. In many cases, licenses and permits are required to conduct mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on us. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to stop exploration activities, once started, until a particular problem is remedied or to undertake other remedial actions.

THE GLOBAL ECONOMIC CRISIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND CAPITAL RESOURCES.

The recent distress in the financial markets has resulted in extreme volatility in security prices and diminished liquidity and credit availability, and there can be no assurance that our liquidity will not be affected by changes in the financial markets and the global economy or that our capital resources will at all times be sufficient to satisfy our liquidity needs. In addition, the tightening of the credit markets could make it more difficult for us to access funds, enter into agreements for new debt or obtain funding through the issuance of our securities.

 AS A RESULT OF THE SHARE EXCHANGE, AMICOR BECAME OUR SUBSIDIARY AND SINCE WE ARE SUBJECT TO THE REPORTING REQUIREMENTS OF FEDERAL SECURITIES LAWS, THIS CAN BE EXPENSIVE AND MAY DIVERT RESOURCES FROM OTHER PROJECTS, THUS IMPAIRING OUR ABILITY GROW.

As a result of the Share Exchange, Amicor became our subsidiary and, accordingly, is subject to the information and reporting requirements of the Exchange Act, and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Amicor had remained privately held and did not consummate the Share Exchange.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

OUR ARTICLES OF INCORPORATION ALLOWS FOR OUR BOARD TO CREATE NEW SERIES OF PREFERRED STOCK WITHOUT FURTHER APPROVAL BY OUR STOCKHOLDERS WHICH COULD ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of common stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2012 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

WE WILL NEED TO OBTAIN ADDITIONAL FINANCING TO FUND OUR EXPLORATION PROGRAM.

We do not have sufficient capital to fund our exploration program as it is currently planned or to fund the acquisition and exploration of new properties. We estimate that we will require approximately $5,000,000 to pay for our uranium exploration expenses, including the costs of being a public company, through 2013.   We will require additional funding.  We do not have any sources of funding.  We may be unable to secure additional financing on terms acceptable to us, or at all. Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of our securities. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership of existing stockholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our Common Stock. Such securities may also be issued at a discount to the market price of our Common Stock, resulting in possible further dilution to the book value per share of Common Stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

Risks Relating to Our Common Stock

OUR MANAGEMENT WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE OVER US TO THE DETRIMENT OF MINORITY STOCKHOLDERS.

Our executive officers and directors beneficially own approximately 33% of our outstanding common stock. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

EXERCISE OF WARRANTS WILL DILUTE YOUR PERCENTAGE OF OWNERSHIP.

We have issued warrants to purchase 6,500,000 shares of common stock to our officers, directors and consultants.  Additionally, we have issued warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock to certain of the Amicor Shareholders. In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

WE MAY FAIL TO QUALIFY FOR CONTINUED LISTING ON THE OTC BULLETIN BOARD WHICH COULD MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

Our common stock is listed on the Over the Counter Bulletin Board (“OTCBB”). There can be no assurance that trading of our common stock on such market will be sustained or that we can meet OTCBB’s continued listing standards. In the event that our common stock fails to qualify for continued inclusion, our common stock could thereafter only be quoted on the “pink sheets.” Under such circumstances, shareholders may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND PRICE FLUCTUATIONS WHICH COULD ADVERSELY IMPACT THE VALUE OF OUR COMMON STOCK.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments; and
•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NEVER PAID NOR DO WE EXPECT IN THE NEAR FUTURE TO PAY DIVIDENDS.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.  Investors should not rely on an investment in our Company if they require income generated from dividends paid on our capital stock.  Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our stockholders sell substantial amounts of our Common stock in the public market, including shares issued in the Private Placement upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our Common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of common stock sold in the Private Placements will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

INVESTOR RELATIONS ACTIVITIES, NOMINAL “FLOAT” AND SUPPLY AND DEMAND FACTORS MAY AFFECT THE PRICE OF OUR STOCK.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks  of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Our common stock is considered a “Penny Stock”.  The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock. In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit investors’ ability to buy and sell our stock and have an adverse effect on the market for our shares.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND PRICE FLUCTUATION WHICH COULD ADVERSELY IMPACT THE VALUE OF OUR COMMON STOCK.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL QUALIFIED PERSONNEL WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS AND ACHIEVE OUR OBJECTIVES.

We believe our future success will depend upon our ability to retain our key management, including George Glasier, our President, Chief Executive Officer and Chairman.  We may not be successful in attracting, assimilating and retaining our employees in the future.  The loss of Mr. Glasier may have an adverse effect on our operations.  We have entered into a two year employment agreement with Mr. Glasier.  We are competing for employees against companies that are more established than we are and have the ability to pay more cash compensation than we do.  As of the date hereof, we have not experienced problems hiring employees in the recent past.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY AND TIMELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of January 30, 2012 regarding the beneficial ownership of our common stock, taking into account the consummation of the Share Exchange and the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer and director; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o American Strategic Minerals Corporation, 31161 Highway 90, Nucla, Co 81424. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of January 30, 2012, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned (1)
George Glasier (2)	5,400,000	(6)	13.22%
Kathleen Glasier (3)	5,400,000	(6)	13.22%
Michael Moore (4)	2,755,000	(8)	7.0%
David Andrews (5)	2,560,000	(7)	6.51%
Joshua Bleak (5) (15)	0	(11)	----
Stuart Smith (5)	500,000	(13)	1.31%
David Rector (5) (9) (14)	0	(12)	---
Kyle Kimmerle (5)	1,900,000	(10)	4.83%
Pershing Gold Corporation (9)	10,000,000		26.23%
All executive officers and directors as a group (8 persons)	13,115,000		32.87%
__________________
*	Less than 1%

(1)	Based on 38,129,930 shares of common stock outstanding as of January 30, 2012.
(2)	Mr. Glasier is the Company’s President, Chief Executive Officer and Chairman.
(3)	Ms. Glasier is the Company’s Secretary.
(4)	Mr. Moore is the Company’s Chief Operating Officer and Vice President.
(5)	Director of the Company.
(6)
Represents 2,700,000 shares held jointly by George Glasier and Kathleen Glasier and warrants to purchase 2,700,000 shares of the Company’s common stock at an exercise price of $0.50, which may be exercisable within 60 days.

(7)
Represents 1,360,000 shares held by Andrews Mining LLC.  Mr. Andrews has voting and dispositive control over shares of the Company’s common stock held by Andrews Mining LLC.  Includes warrants to purchase 1,200,000 shares of common stock at $0.50 per share held by Andrews Mining LLC, which are exercisable within 60 days.

(8)
Represents 1,555,000 shares of the Company’s common stock held by B-Mining Company.  Mr. Moore has voting and dispositive control over shares of the Company’s common stock held by B-Mining Company.  Includes warrants to purchase 1,200,000 shares of common stock at $0.50 per share held by B-Mining Company which are exercisable within 60 days.

(9)
As of January 30, 2012, David Rector and Barry Honig may be deemed to have had shared voting and dispositive control over securities held by Pershing Gold Corporation.  Pershing Gold Corporation was located at 1640 Terrace Way, Walnut Creek, CA 94597.  Mr. Honig resigned as Chairman of Pershing Gold Corporation on February 9, 2012.  Stephen Alfers was appointed as the Chief Executive Officer and Chairman of Pershing Gold Corporation on February 9, 2012 and from February 9, 2012 through March 6, 2012 shared voting and dispositive control over securities held by Pershing Gold Corporation with Mr. Rector.  Mr. Rector resigned as President of Pershing Gold Corporation on March 6, 2012 and since that date Stephen Alfers may be deemed to have sole voting and dispositive control over securities held by Pershing Gold Corporation. Mr. Alfers was also appointed the President of Pershing Gold Corporation on March 6, 2012.

(10)	Includes warrants to purchase 1,200,000 shares of common stock at $0.50 per share which are exercisable within 60 days.
(11)	Excludes warrants to purchase 700,000 shares of common stock at an exercise price of $0.50 per share which are not exercisable within 60 days.
(12)	Does not include warrants to purchase 250,000 shares of common stock which are not exercisable within 60 days.
(13)	Does not include warrants to purchase 250,000 shares of common stock which are not exercisable within 60 days.
(14)	Excludes 10,000,000 shares of Common Stock held by Pershing Gold Corporation. See Notes 9 and 14 above.

Executive Officers and Directors

The following persons are our executive officers and directors and hold the positions set forth opposite their respective names.

Name	Age	Position
George E. Glasier	68	Chief Executive Officer, President, Chairman
Kathleen Glasier	59	Secretary
Michael Moore	73	Chief Operating Officer, Vice President
David Andrews	59	Director
Joshua Bleak	32	Director
Stuart Smith	52	Director
David Rector	65	Director
Kyle Kimmerle	48	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, directors and key employees are as follows:

George E. Glasier, Chief Executive Officer, President and Chairman

Mr. Glasier was appointed as the Company’s Chief Executive Officer, President and Chairman on January 26, 2012.  Mr. Glasier has been the President and Chief Executive Officer of Silver Hawk, Ltd. since 1991 and was the President, Chief Executive Officer and a director of Energy Fuels, Inc., an exploration and mining company listed on the Toronto Stock Exchange (EFR) from 2006 to 2010.  Mr. Glasier was chosen to be a director of the Company based on his extensive experience in mining and natural resource companies for the past 35 years and his experience as an executive officer of a public company.

Kathleen Glasier, Secretary

Ms. Glasier was appointed as the Company’s Secretary on January 26, 2012.  Ms. Glasier has been the President, Chief Executive Officer and Director of American Strategic Minerals Corporation, a Colorado corporation, since November 1, 2011.  Ms. Glasier has served as the President of Cougar Canyon Ltd. since June 2011.  Ms. Glasier served as the Corporate Secretary for Energy Fuels Resources Corporation, a Colorado corporation from 2005 until 2010.

Michael Moore, Chief Operating Officer and Vice President

Mr. Moor was appointed as the Company’s Chief Operating Officer and Vice President on January 26, 2012. Mr. Moore has been Chairman, Vice President and Secretary of American Strategic Minerals Corporation, a Colorado corporation, since November 1, 2011.  Mr. Moore has served as the President of B-Mining Company since 1988.  From 2000 until 20009, Mr. Moore served as the President of the Western Small Miners Association and from 2006 until 2007 served as the Vice President of Colorado/Utah Operations of Energy Fuels Resources Corp.

David L. Andrews, Director

Mr. Andrews was appointed to the Company’s Board of Directors on January 26, 2012.  Mr. Andrews has served as a director of American Strategic Minerals Corporation, a Colorado corporation, since November 1, 2011.  Mr. Andrews has served as the Vice President of TS Landfill, Inc. since 1995 and has served as the Vice President of Bruin Waste Management LLC since 2000.  Mr. Andrews has been the co-owner of Andrews Resources LLC since 2008.  Mr. Andrews was an employee of Andrews Mining LLC from 1967 until 1981 and a member of Andrews Mining LLC from 1981 until 2010.  Mr. Andrews has been the managing member of Andrews Mining LLC since 2010.  Mr. Andrews was chosen as a director of the Company based on his experience as a successful owner and operator over several businesses over the last 30 years involving uranium mining, gravel pit permitting, operation and sale, coal exploration, and permitting resulting in a successful mining operation

Joshua Bleak, Director

Joshua Bleak was appointed to the Company's Board of Directors on January 26, 2012.  Mr. Bleak has been a director, Chief Executive Officer, President, and Treasurer of Continental Resources Group, Inc. since December 24, 2009. From December 24, 2009 to February 1, 2010, Mr. Bleak also served as Chief Financial Officer of Continental Resources Group, Inc.  Mr. Bleak served as the Chief Executive Officer and Director of Green Energy Fields, Inc. since November 23, 2009. Since May 2009, he has served as the President and a director of Southwest Exploration Inc., an exploration and mining company. Since October 2008, he has served as the President and director of North American Environmental Corp., a consulting company to exploration companies. From February 2007 to September 2008, he served as Manager of NPX Metals, Inc., an exploration and mining company. Since January 2005 he has served as Secretary and a director of Pinal Realty Investments Inc., a real estate development company.   Since January 11, 2011, Mr. Bleak has served as Chief Executive Officer and Director of Passport Potash, Inc.  Mr. Bleak’s qualification to serve on our Board of Directors is based on his experience in the mining industry in general.

Stuart Smith, Director

Stuart Smith was appointed to the Company’s Board of Directors on January 26, 2012.  Mr. Smith has practicing law in the state of Louisiana since 1986.  Mr. Smith has been the sole member of Stuart H. Smith LLC since 1996.  Stuart H. Smith LLC owns 100% of SmithStag LLC.  Mr. Smith was chosen to be a member of our Board of Directors based on knowledge of environmental law.

Kyle Kimmerle, Director

Kyle Kimmerle was appointed to the Company’s Board of Directors on January 26, 2012.  Mr. Kimmerle has been the Vice President of Development and a director of American Strategic Minerals Corporation, a Colorado corporation since November 1, 2011.  Mr. Kimmerle has been the sole officer of Kimmerle-Hefner Funeral Home since March 2004.  Mr. Kimmerle has been the managing member of Kimmerle Mining LLC since February 2005.  Mr. Kimmerle has been a member and secretary of Nuclear Energy Corporation LLC since September 2011.  Mr. Kimmerle was chosen to be a member of the Company’s board of directors based on his experience in managing a uranium mining company for the past seven years, his extensive knowledge and understanding of the local uranium mining industry.

David Rector, Director

David Rector was appointed to the Company’s Board of Directors on January 26, 2012.  Mr. Rector was appointed as the President of Pershing Gold Corporation on May 12, 2011 and as a director on August 8, 2011.  Effective March 6 2012, Mr. Rector resigned as the President of Pershing Gold Corporation and was appointed as its Treasurer and Vice President of Administration and Finance.  Mr. Rector served as the Chief Executive Officer, President and a director of Nevada Gold Holdings, Inc. from November 5, 2009 to May 2, 2011.  Mr. Rector had previously served as Nevada Gold Holdings, Inc.’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director from April 19, 2004 through December 31, 2008. He has served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director of Standard Drilling, Inc. since November 2007 and served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director of Universal Gold Mining Corp. from September 30, 2008, until November 2010. Mr. Rector previously served as President, Chief Executive Officer and Chief Operating Officer of Nanoscience Technologies, Inc. from June 2004 to December 2006. Mr. Rector also served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of California Gold Corp. (f/k/a US Uranium, Inc.) from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007.  From 2007 through 2009 Mr. Rector served on the board of directors of Rx Elite, Inc. and from June 2008 through November 2011 served on the board of directors of Li3 Energy, Inc. Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries.  Mr. Rector serves on the board of directors of the following public companies: Senesco Technologies, Inc. (since February 2002), Dallas Gold & Silver Exchange (since May 2003), California Gold Corp. (since June 2007) and Standard Drilling, Inc. (since November 2007).  Mr. Rector was selected to serve as a director due to his substantial knowledge of the mining industry, his judgment in assessing business strategies and his years of experience as an officer and director of public companies.

Family Relationships

Other than the following, there are no family relationships between or among the above directors and/or executive officers: George Glasier, our Chief Executive Officer, President and Chairman, is married to Kathleen Glasier, our Secretary.

Involvement in Certain Legal Proceedings

Except as set forth in the director and officer biographies above, to the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation awarded to, paid to, or earned by our principal executive officer.  During 2010 and 2011, no executive officer received annual compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Leslie Clitheroe, President, Secretary, Treasurer and Director (1)	2011	--	--	--	--	--	--	--	--
	2010	--	--	--	--	--	--	--	--
Andrew Uribe (2)	2011	--	--	--	--	--	--	--	--
	2010	--	--	--	--	--	--	--	--
George E. Glasier (3)	2011	--	--	--	--	--	--	--	--
	2010	--	--	--	--	--	--	--	--
Kathleen Glasier (4)	2011	--	--	--	--	--	--	--	--
	2010	--	--	--	--	--	--	--	--

(1)	Resigned on December 29, 2011
(2)	Appointed on December 29, 2011 and resigned on January 26, 2012.
(3)	Appointed on January 26, 2012.
(4)	President and Chief Executive Officer of Amicor since November 1, 2011.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards held by our officers at fiscal year end.

Equity Compensation Plan Information

The Company has not adopted an equity compensation plan.

Employment Agreements

On January 26, 2012, we entered into an employment agreement with George Glasier, pursuant to which Mr. Glasier shall serve as our President and Chief Executive Officer for a period of two years.  In consideration for his services, Mr. Glasier will receive an annual salary of $150,000, which would increase to $250,000 annually upon the Company conducting a private placement of its securities in which the Company receives gross proceeds of at least $5,000,000 (excluding the private placement that was conducted in conjunction with the Share Exchange which is further described herein).  If Mr. Glasier’s employment is terminated (except in instances where the Company terminates the agreement “for cause” or Mr. Glasier terminates his employment without “good reason”, as those terms are defined in Mr. Glasier’s employment agreement), then Mr. Glasier shall be entitled to payment equal to 250% of his annual salary, payable in accordance with the Company’s standard payroll practices.

Director Compensation

The Board of Directors has established meeting fees for the independent members of its board of directors.  The Company will pay independent directors $250 for their attendance at any telephonic meeting of the board of directors and $500 for an “in-person” meeting of the board of directors.

Directors’ and Officers’ Liability Insurance

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses, which we may incur in indemnifying our officers and directors.  In addition, we have entered into indemnification agreements with our officers and directors and such persons shall also have indemnification rights under applicable laws, and our articles of incorporation and bylaws.

Board Independence

We currently have six directors serving on our Board of Directors, Mr. Glasier, Mr. Andrews, Mr. Bleak, Mr. Rector, Mr. Smith and Mr. Kimmerle.  We are not a listed issuer and, as such, are not subject to any director independence standards. Using the definition of “independent director,” as defined by Section 5605(a)(2) of the rules of the Nasdaq Stock Market, Mr. Andrews, Mr. Kimmerle and Mr. Smith would be considered independent directors of the Company.

Meetings and Committees of the Board of Directors

Our Board of Directors did not hold any formal meeting during the last fiscal year.

We currently do not maintain any committees of the Board of Directors. Given our size and the development of our business to date, we believe that the board through its meetings can perform all of the duties and responsibilities which might be contemplated by a committee.

            Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

The Company currently has five full directors, including George Glasier, its Chairman, who also serves as the Company's Chief Executive Officer and President. The Chairman and the Board are actively involved in oversight of the Company's day to day activities.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Although there are many other factors, the Board seeks individuals with experience on public company boards as well as experience with advertising, marketing, legal and accounting skills.

Board Assessment of Risk

Our risk management function is overseen by our Board.  Our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the Company, and how management addresses those risks.  Mr. Glasier, our Chief Executive Officer, President and Chairman works closely together with the Board once material risks are identified on how to best address such risk.  If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. The Board focuses on these key risks and interfaces with management on seeking solutions.

Certain Relationships and Related Transactions

Between February 2010 and March 2010, Christopher Clitheroe, our former Secretary and a Director, loaned the Company an aggregate of $1,375 for operating expenses.  Between April 2011 and September 2011, Mr. Clitheroe loaned the Company an aggregate of $9,675 for operating expenses. These loans were non-interest bearing and were due on demand.  On December 13, 2011, Mr. Clitheroe agreed to waive these loans.

On January 26, 2012, we entered into an Option Agreement with Pershing, pursuant to which we purchased the option to acquire certain uranium properties in consideration for (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions (the “Note”), expiring six months following issuance and (ii) 10,000,000 shares of our Common Stock (collectively, the “Option Consideration”).  Pursuant to the terms of the Note, upon the closing of a private placement in which the Company receives gross proceeds of at least $5,000,000 (within six months of the closing of the Exchange Agreement), then the Company shall repay $500,000 under the Note.  Additionally, upon the closing of a private placement in which the Company receives gross proceeds of at least an additional $1,000,000 (within six months of the closing of the Exchange Agreement), the Company shall pay the outstanding balance under the Note.  The Note does not bear interest.  On January 26, 2012, in conjunction with the Private Placement, the Company paid Pershing $500,000 under the terms of the Note.  Pershing may be deemed to be the Company’s initial promoter.  Additionally, Barry Honig was until February 9, 2012 the Chairman of Pershing and has been a shareholder of Continental, the controlling shareholder of Pershing, since 2009.  Mr. Honig remains a director of Pershing.  Mr. Honig is also the sole owner, officer and director of GRQ Consultants, Inc.  David Rector, a member of our board of directors, was the President and a director of Pershing at the time of the transaction and Joshua Bleak is the Chief Executive Officer of Continental.  Mr. Rector resigned as the President of Pershing on March 6, 2012 and on such date was appointed as the Treasurer and Vice President of Administration and Finance of Pershing.  Immediately following the closing of the Share Exchange, we entered into a consulting agreement with GRQ Consultants, Inc., of which Barry Honig is the sole owner, pursuant to which we sold GRQ Consultants, Inc. a Consulting Warrant to purchase 1,750,000 shares of Common Stock at an exercise price of $0.50 per share in consideration for providing certain consulting services to the Company for an aggregate purchase price of $175. On the date of entry into the Option Agreement, Mr. Honig and Mr. Rector had shared voting and investment power over securities of Amicor held by Pershing.   Stephen Alfers was appointed as the Chief Executive Officer and Chairman of Pershing on February 9, 2012 and from February 9, 2012 through March 6, 2012 shared voting and dispositive control over securities of the Company held by Pershing with Mr. Rector.  Mr. Rector resigned as President of Pershing on March 6, 2012 and since that date Mr. Alfers may be deemed to have sole voting and dispositive control over securities of the Company held by Pershing. Mr. Alfers was appointed President of Pershing on March 6, 2012.

On December 28, 2011, Amicor sold a promissory note in the principal amount of $99,474 due on January 15, 2012 to Nuclear Energy Corporation LLC. Nuclear Energy Corporation LLC, a Colorado limited liability company, is equally owed by five members, to wit: Readon Steel LLC, a Colorado limited liability company, B-Mining Company, a Colorado corporation, Andrews Resources LLC, a Colorado limited liability company, Kimmerle Mining LLC, a Utah limited liability company and Cougar Canyon Ltd., a Colorado corporation.  Michael Thompson, a director of Amicor, is the owner of Reardon Steele LLC; Michael Moore, the Vice President, Secretary and Director of Amicor, is the principal owner and officer of B-Mining Company; David Andrews, a director of Amicor, is the principal owner of Andrews Resources LLC; Kyle Kimmerle, a director of  Amicor, is the principal owner of Kimmerle Mining LLC; and Kathleen Glasier, the President, Chief Executive Officer and director of Amicor, is the principal owner and officer of Cougar Canyon Ltd.  This note was paid in full on January 30, 2012.

On November 21, 2011, Amicor sold a promissory note in the principal amount of $53,500 due on January 15, 2012 to Nuclear Energy Corporation LLC. Nuclear Energy Corporation LLC, a Colorado limited liability company, is equally owed by five members, to wit: Readon Steel LLC, a Colorado limited liability company, B-Mining Company, a Colorado corporation, Andrews Resources LLC, a Colorado limited liability company, Kimmerle Mining LLC, a Utah limited liability company and Cougar Canyon Ltd., a Colorado corporation.  Michael Thompson, a director of Amicor, is the owner of Reardon Steele LLC; Michael Moore, the Vice President, Secretary and Director of Amicor, is the principal owner and officer of B-Mining Company; David Andrews, a director of Amicor, is the principal owner of Andrews Resources LLC; Kyle Kimmerle, a director of  Amicor, is the principal owner of Kimmerle Mining LLC; and Kathleen Glasier, the President, Chief Executive Officer and director of Amicor, is the principal owner and officer of Cougar Canyon Ltd.  This note was paid in full on January 30, 2012.

On November 1, 2011, Amicor issued 27,000 shares of common stock to Kathleen Glasier, the President, Chief Executive Officer and director of Amicor, in consideration for $1,000 and the assignment of her right to purchase the Pitchfork Mining Claims and related surface lease.

On November 1, 2011, Amicor issued 29,250 shares of common stock to Kyle Kimmerle, a director of Amicor, in consideration for $1,000 and the execution of certain mining leases.

On November 1, 2011, Amicor issued 16,550 shares of common stock to Michael Moore, the Vice President, Secretary and director of Amcior, in consideration for $1,000 and the execution of certain mining leases.

On November 1, 2011, Amicor issued 13,600 shares of common stock to David Andrews, a director of Amicor, in consideration for $1,000 and the execution of certain mining leases.

On November 1, 2011, Amicor issued 13,600 shares of common stock to Michael Thompson, a director of Amicor, in consideration for $1,000 and the execution of certain mining leases.

Upon closing of the Share Exchange, the Company’s principal place of business was located in a building owned by Silver Hawk Ltd., a Colorado corporation.   George Glasier, our Chief Executive Officer, President and Chairman is the President and Chief Executive Officer of Silver Hawk Ltd.  The Company leases 2,500 square feet of office space on a month to month basis at a monthly rate of $850 pursuant to a lease effective January 1, 2012.The Company feels these facilities are adequate to meet the Company’s needs.

Security Ownership of Certain Persons

The following information is as of January 30, 2012 regarding the beneficial ownership of our common stock of certain persons. Barry Honig was until February 9, 2012 the Chairman of Pershing and has been a shareholder of Continental, Pershing’s parent company, since 2009.  Barry Honig remains a director of Pershing.  Barry Honig holds 5,693,332 shares of Pershing’s Common Stock and options to purchase 400,000 shares of Pershing’s Common Stock, individually.  GRQ Consultants, Inc. 401(k) holds approximately 259,615 shares of Pershing’s Common Stock.   Additionally, Barry Honig owns 2,685,000 shares of Continental’s Common Stock; GRQ Consultants, Inc. 401(k) owns 573,501 shares of Continental’s Common Stock; GRQ Consultants, Inc. Roth 401(k) owns 25,000 shares of Continental’s Common Stock and GRQ Consultants, Inc. owns 200,000 shares of Continental’s Common Stock.  Additionally, GRQ Consultants, Inc. 401(k) and GRQ Consultants, Inc. own warrants to purchase an aggregate of 2,563,333 shares of Continental’s Common Stock, which were assumed by Pershing at a ratio of warrants to purchase 8 shares of Pershing’s Common Stock for every warrant to purchase 10 shares of Continental’s Common Stock outstanding.  Until his resignation as Chairman of Pershing on February 9, 2012, Mr. Honig was deemed to share with Mr. Rector voting and investment power over securities of the Company held by Pershing.

Alan Honig, as custodian for Cameron Honig, Jacob Honig, Harrison Honig and Ryan Honig, hold an aggregate of 3,535,000 shares of Continental’s Common Stock.

Barry Honig holds voting and dispositive control over the shares owned by GRQ Consultants, Inc. 401(k), GRQ Consultants, Inc., and GRQ Consultants, Inc. Roth 401(k) and is the son of Alan Honig.   Barry Honig is the father of Cameron Honig, Jacob Honig, Harrison Honig and Ryan Honig.  Other than pursuant to the terms of such securities, there are no restrictions on the disposition of shares by any of the foregoing persons of entities.

Joshua Bleak, a member of our Board of Directors, is the Chief Executive Officer of Continental.  Mr. Bleak is the beneficial owner of approximately 1,925,000 shares of Continental’s Common Stock.  Mr. Bleak was also the holder of warrants and options to purchase 600,000 shares of Continental’s Common Stock which were assumed by Pershing at a ratio of warrants or options to purchase 8 shares of Pershing’s Common Stock for every warrant or option to purchase 10 shares of Continental’s Common Stock outstanding.

David Rector, a member of our Board of Directors, was appointed as the President of Pershing on May 12, 2011 and as a director of Pershing on August 8, 2011.  Also on March 6, 2012, Mr. Rector was appointed as the Treasurer and Vice President of Administration and Finance. Mr. Rector resigned as President of Pershing on March 6, 2012 and remains a director of Pershing.  Mr. Rector owns 2,000,000 shares of Pershing’s Common Stock.   Mr. Rector shared voting and dispositive control over securities of the Company held by Pershing with Mr. Honig from January 26, 2012 through February 8, 2012 and with Mr. Alfers from February 9, 2012 through March 6, 2012.  As of the date hereof, Mr. Alfers may be deemed to have sole voting and dispositive control over securities of the Company held by Pershing.

Recent Sales of Unregistered Securities

Sales by American Strategic Minerals Corporation (Nevada)

We issued 3,000,000 shares of our common stock to Leslie Clitheroe on April 7, 2010. Mr. Clitheroe was our then President, Treasurer and a Director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

We issued 500,000 shares of our common stock to Christopher Clitheroe on April 21, 2010. At the time of the purchase Mr. Clitheroe was our Secretary and also served as a Director. He acquired these 500,000 shares at a price of $0.001 per share for total proceeds to us of $500.00. These shares were issued pursuant to Section 4(2) of the Securities Act.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.003 per share to 10 purchasers on July 5, 2010.  The total amount received from this offering was $9,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 2,550,000 shares of our common stock at a price of $0.005 per share to ten purchasers in September, 2010.  The total amount received from this offering was $12,750. We completed this offering pursuant to Regulation S of the Securities Act.

On January 26, 2012, we entered into an Option Agreement with Pershing, pursuant to which we purchased the option to acquire certain uranium properties in consideration for (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions (the “Note”), expiring six months following issuance and (ii) 10,000,000 shares of our Common Stock (collectively, the “Option Consideration”).  Pursuant to the terms of the Note, upon the closing of a private placement in which the Company receives gross proceeds of at least $5,000,000 (within six months of the closing of the Exchange Agreement), then the Company shall repay $500,000 under the Note.  Additionally, upon the closing of a private placement in which the Company receives gross proceeds of at least an additional $1,000,000 (within six months of the closing of the Exchange Agreement), the Company shall pay the outstanding balance under the Note.  The Note does not bear interest.  On January 26, 2012, in conjunction with the Private Placement, the Company paid Pershing $500,000 pursuant to the terms of the Note.

On January 26, 2012, upon the closing of the Share Exchange, each share of Amicor’s common stock issued and outstanding immediately prior to the closing of the Exchange was exchanged for the right to receive shares of our common stock. Accordingly, an aggregate of 10,000,000 shares of our common stock were issued to the Amicor Shareholders.  Additionally, certain of the Amicor Shareholders received warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share.

Following the closing of the Share Exchange, the Company entered into agreements with certain consultants, including GRQ Consultants, Inc., pursuant to which such consultants would provide certain services to the Company in consideration for which the Company issued to the consultants warrants to purchase an aggregate of 3,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share (the “Consulting Warrants”) for an aggregate purchase price of $350.  The Consulting Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission.  The Company issued warrants to purchase an aggregate of 2,700,000 shares of Common Stock at an exercise price of $0.50 per share to Joshua Bleak, David Rector, Stuart Smith and George Glasier, as directors of the Company (the “Director Warrants”). The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Mr. Bleak, Mr. Smith and Mr. Rector vest in three equal annual installments with the first installment vesting one year from the date of issuance.  The Director Warrant issued to Mr. Glasier is immediately exercisable. Barry Honig, the Chairman of Pershing until his resignation on February 9, 2012, is the owner of GRQ Consultants, Inc.  GRQ Consultants, Inc. 401(k), which is also owned by Mr. Honig, purchased an aggregate of $500,000 of shares of Common Stock in the Private Placement.  The Company also issued the ten-year Additional Consulting Warrant to purchase an aggregate of 300,000 shares of Common Stock with an exercise price of $0.50 per share to Daniel Bleak which vests in three equal annual installments with the first installment vesting one year from the date of issuance.

On January 26, 2012, the Company entered into subscription agreements with certain investors whereby it sold an aggregate of 10,029,930 shares of its Common Stock at a per share price of $0.50 per share with gross proceeds to the Company of $5,014,965, which includes an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Share Exchange which was converted into an aggregate of 200,000 shares of Common Stock in the Private Placement and an aggregate of $75,000 in debt owed by Amicor which was converted into an aggregate 150,000 shares of Common Stock in the Private Placement.  On January 30, 2012, the Company sold an additional 600,000 shares of its Common Stock in the Private Placement with gross proceeds to the Company of $300,000.

The above referenced securities were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Sales by American Strategic Minerals Corporation (Colorado) (“Amicor”)

On December 28, 2011, Amicor sold a promissory note in the principal amount of $99,474 due on January 15, 2012 to Nuclear Energy Corporation LLC.

On November 21, 2011, Amicor sold a promissory note in the principal amount of $53,500 due on January 15, 2012 to Nuclear Energy Corporation LLC.

On November 1, 2011, Amicor issued 27,000 shares of common stock to Kathleen Glasier in consideration for $1,000 and the assignment of her right to purchase the Pitchfork Mining Claims and related surface lease.

On November 1, 2011, Amicor issued 29,250 shares of common stock to Kyle Kimmerle in consideration for $1,000 and the execution of certain mining leases.

On November 1, 2011, Amicor issued 16,550 shares of common stock to Michael Moore in consideration for $1,000 and the execution of certain mining leases.

On November 1, 2011, Amicor issued 13,600 shares of common stock to David Andrews in consideration for $1,000 and the execution of certain mining leases.

On November 1, 2011, Amicor issued 13,600 shares of common stock to Michael Thompson in consideration for $1,000 and the execution of certain mining leases.

The above referenced securities were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Description of Capital Stock

Authorized Capital Stock

We have authorized 250,000,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of common stock and 50,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange and Split-Off, we have issued and outstanding securities on a fully diluted basis:

•	38,129,930 shares of common stock;

•	no shares of preferred stock; and

In addition, we have authorized for issuance warrants to purchase an aggregate of 12,500,000 shares of common stock at an exercise price of $0.50 per share.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all our available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Options and Warrants

Amicor Warrants

As further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock with an exercise price of 0.50 per share (the “Share Exchange Warrants”).  The Share Exchange Warrants are exercisable for a period of ten years.  The Share Exchange Warrants are exercisable on a cashless basis after twelve months in the absence of an effective registration statement covering the resale of the shares of Common Stock underlying the Share Exchange Warrants.

Consulting Warrants

On January 26, 2012, the Company entered into agreements with certain consultants, including GRQ Consultants, Inc., pursuant to which such consultants will provide services to the Company in consideration for which the Company sold the consultants warrants to purchase an aggregate of 3,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share for an aggregate purchase price of $350.  The Consulting Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission.  The Company also issued the ten-year Additional Consulting Warrant to purchase an aggregate of 300,000 shares of Common Stock with an exercise price of $0.50 per share to another outside consultant which vests in three equal annual installments with the first installment vesting one year from the date of issuance.  The Additional Consulting Warrant has a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Additional Consulting Warrant are not registered with the Securities and Exchange Commission.

Director Warrants

Following the closing of the Share Exchange, the Company issued warrants to purchase an aggregate of 2,700,000 shares at an exercise price of $0.50 per share to Stuart Smith, David Rector, Joshua Bleak and George Glasier in consideration for their services as a director of the Company.  The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Stuart Smith, David Rector and Joshua Bleak vest in three equal installments over a period of three years with the first installment becoming exercisable one year from the original date of issuance of the Director Warrants. The Director Warrants issued to George Glasier are immediately exercisable.

Market Information

Our common stock has been quoted under the symbol “ASMC.OB” since January 27, 2012.  Prior to that, our common stock was quoted under the symbol “VNTS.OB”.

The transfer agent for our common stock is Equity Stock Transfer.

As of January 30, 2012 we had approximately 53 shareholders of record of our common stock, including the shares held in street name by brokerage firms.

Dividend Policy

We have never declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock in the foreseeable future. Rather, we expect to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes.

Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada Statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Limitation of Liability of Directors

Our articles of incorporation provide that, to the fullest extent permitted by the Nevada Revised Statutes, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 3.02                      Unregistered Sales of Equity Securities.

Share Exchange

On January 26, 2012, we entered into the Exchange Agreement with Amicor and the Amicor Shareholders.  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on January 26, 2012, the Amicor Shareholders (nine persons) transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for an aggregate of 10,000,000 shares of the Common Stock of the Company.  Such exchange caused Amicor to become a wholly-owned subsidiary of the Company.  Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s Common Stock with an exercise price of 0.50 per share (the “Share Exchange Warrants”).  The Share Exchange Warrants are exercisable on a cashless basis after twelve months in the absence of an effective registration statement covering the resale of the shares of Common Stock underlying the Share Exchange Warrants.  Prior to the acquisition of Amicor by the Company, Amicor acquired certain mining and mineral rights from the Amicor Shareholders and is primarily involved in uranium exploration and development, as further described herein.

Option

On January 26, 2012, contemporaneously with the Exchange Agreement, we also entered the Option Agreement with Pershing pursuant to which we obtained the Pershing Option to acquire certain uranium exploration rights and properties held by Pershing (the “Pershing Properties”), as further described herein.  In consideration for issuance of the Pershing Option, we issued to Pershing (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions (the “Note”), expiring six months following issuance and (ii) 10,000,000 shares of our Common Stock (collectively, the “Option Consideration”).  Pursuant to the terms of the Note, upon the closing of a private placement in which the Company receives gross proceeds of at least $5,000,000 (within six months of the closing of the Exchange Agreement), then the Company shall repay $500,000 under the Note.  Additionally, upon the closing of a private placement in which the Company receives gross proceeds of at least an additional $1,000,000 (within six months of the closing of the Exchange Agreement), the Company shall pay the outstanding balance under the Note.  The Note does not bear interest.  The Option is exercisable for a period of 90 days following the closing of the Exchange Agreement, in whole or in part, at an exercise price of Ten Dollars ($10.00) for any or all of the Pershing Properties.  In the event the Company does not exercise the Pershing Option, Pershing will retain all of the Option Consideration.  On January 26, 2012, in conjunction with the Private Placement, the Company paid $500,000 to Pershing pursuant to the terms of the Note.

Consulting Warrants

On January 26, 2012, the Company entered into agreements with certain consultants, including GRQ Consultants, Inc., pursuant to which such consultants will provide services to the Company in consideration for which the Company sold the consultants warrants to purchase an aggregate of 3,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share for an aggregate purchase price of $350.  The Consulting Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of Common Stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission.  The Company also issued the ten-year Additional Consulting Warrant to purchase an aggregate of 300,000 shares of Common Stock with an exercise price of $0.50 per share to another outside consultant which vests in three equal annual installments with the first installment vesting one year from the date of issuance.  The Additional Consulting Warrant is exercisable on a cashless basis after twelve months if the shares of Common Stock underlying the Additional Consulting Warrants are not registered with the Securities and Exchange Commission.

Director Warrants

Following the closing of the Share Exchange, the Company issued warrants to purchase an aggregate of 2,700,000 shares at an exercise price of $0.50 per share to Stuart Smith, David Rector, Joshua Bleak and George Glasier in consideration for their services as directors of the Company.  The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Stuart Smith, David Rector and Joshua Bleak vest in three equal installments over a period of three years with the first installment becoming exercisable one year from the original date of issuance of the Director Warrants. The Director Warrants issued to George Glasier are immediately exercisable.

Private Placement

On January 26, 2012, the Company entered into subscription agreements with certain investors whereby it sold an aggregate of 10,029,930 shares of its common stock at a per share price of $0.50 per share with gross proceeds to the Company of $5,014,965, which includes an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Share Exchange which was converted into an aggregate of 200,000 shares of Common Stock in the Private Placement and an aggregate of $75,000 in debt owed by Amicor which was converted into an aggregate 150,000 shares of Common Stock in the Private Placement.  On January 30, 2012, the Company sold an additional 600,000 shares of Common Stock in the Private Placement with gross proceeds to the Company of $300,000.

The securities were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our sole officer and director resigned as of January 26, 2012, effective upon the closing of the Share Exchange.  Pursuant to the terms of the Exchange Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 26, 2012, as a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, the Company’s fiscal year end was changed from October 31 to December 31 (the fiscal year-end Amicor).

Item 5.06	Change in Shell Company Status.

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 26, 2012, holders of approximately 53% of the shares of the Company’s common stock approved the Share Exchange.   Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), Audited Financial Statements for Amicor are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)           Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1
Amended and Restated Articles of Incorporation of American Strategic Minerals Corporation, Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)

3.2	Amended and Restated Bylaws of American Strategic Minerals Corporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
10.1	Form of Option Agreement*
10.2	Form of Promissory Note (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
10.3	Share Exchange Agreement*
10.4	Form of Warrant (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)

10.5
Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)

10.6	Stock Purchase Agreement for Split-Off (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
10.7	Form of Subscription Agreement*
10.8	Employment Agreement between the Company and George Glasier (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
10.9	Form of Consulting Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
10.10	Form of Director Warrant (with vesting) (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
10.11	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
10.12	Mining Lease Agreement by and between Kyle Kimmerle and American Strategic Minerals Corporation, dated November 2, 2011*
10.13	Mining Lease Agreement by and between Charles Kimmerle and American Strategic Minerals Corporation, dated November 2, 2011*
10.14	Mining Lease Agreement by and between Kimmerle Mining LLC and American Strategic Minerals Corporation, dated November 2, 2011*
10.15	Mining Lease Agreement by and among Kyle Kimmerle, David Kimmerle and Charles Kimmerle and American Strategic Minerals Corporation, dated November 2, 2011*
10.16	Mining Lease Agreement by and among Kyle Kimmerle, Kimmerle Mining LLC and American Strategic Minerals Corporation, dated November 2, 2011*
10.17	Mining Lease Agreement by and between David Kimmerle and American Strategic Minerals Corporation, dated November 2, 2011*
10.18	Mining Lease Agreement by and between B-Mining Company and American Strategic Minerals Corporation, dated November 2, 2011*
10.19	Mining Lease Agreement by and between Carla Rosas Zepeda and American Strategic Minerals Corporation, dated November 2, 2011*
10.20	Mining Lease Agreement by and between Andrews Mining LLC and American Strategic Minerals Corporation, dated November 2, 2011*
10.21	Lease Assignment/Acceptance Agreement by and between Nuclear Energy Corporation LLC and American Strategic Minerals Corporation, dated December 28, 2011*
10.22	Rental Agreement by and between American Strategic Minerals Corporation and Silver Hawk Ltd., dated January 1, 2012*
21	List of Subsidiaries (Incorporated by reference to Exhibit 21 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
99.1	Audited Financial Statements for Amicor (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
99.2
Pro forma unaudited consolidated financial statements for the year ended December 31, 2010 (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)

*	Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 14, 2012

AMERICAN STRATEGIC MINERALS CORPORATION

By:	/s/ George Glasier
Name: George Glasier
Title: Chief Executive Officer and President